Exhibit 23.3

CONSENT

I, Steven Gaspar, hereby consent to be named in the Form SB-2 of VHM Videomoviehouse.com Inc. as a director/officer nominee to be filed with the United States Securities and Exchange Commission.

Dated: October 2, 2001

/s/ Steven Gaspar